EFFECTIVE AUGUST 23RD, 2004
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 27, 2004



                        N-VIRO INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     DELAWARE                         0-21802               34-1741211
 (STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)
INCORPORATION  OR  ORGANIZATION)                        (IRS  EMPLOYER
                                                  IDENTIFICATION  NO.)


     3450  W.  CENTRAL  AVENUE,  SUITE  328
     TOLEDO,  OHIO                                        43606
 (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)
                                                       (ZIP  CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01  Entry  Into  a  Material  Definitive  Agreement

On September 27, 2004, N-Viro International Corporation executed a Memorandum of Employment with Daniel J. Haslinger. Mr. Haslinger is now employed by the Company as Manager, and is a member of the Company's Board of Directors. The Company and Mr. Haslinger agreed primarily to enter into an employment arrangement which is terminable "at will" for $1,500 per month, retroactive to August 16, 2004. The Memorandum and exhibit has been attached to this filing as
Exhibit  10.1.

Also on September 27, 2004, N-Viro International Corporation executed a Storage Site Agreement with MicroMacro Integrated Technologies, Inc. ("MMIT") and Daniel
J. and Rebecca S. Haslinger (the "Haslingers"), dated September 27, 2004. MMIT is a company owned by Mr. Haslinger. Rebecca S. Haslinger is Mr. Haslinger's wife. The Company, MMIT and the Haslingers agreed primarily to enter into an agreement to utilize property to transfer material produced at the Company's Toledo Bayview wastewater treatment facility for $5,000 per month, retroactive to August 16, 2004. The Agreement and exhibit has been attached to this filing as Exhibit 10.2.


Item  9.01  -  Financial  Statements  and  Exhibits
(c)     Exhibits
   Exhibit  No.     Description
     10.1           Memorandum  of  Employment,  executed  September  27,  2004.
     10.2           Storage  Site  Agreement,  executed  September  27,  2004.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION


Dated:       October  1,  2004            By:       /s/  James  K. McHugh
             -----------------                    -----------------------
                                                    James  K.  McHugh
                                                Chief  Financial  Officer